Exhibit 99.1

FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES UPDATES STATUS OF OPERATIONS AT ITS RECENTLY LEASED 200,000 METRIC TON COKE PRODUCTION FACILITY

PINGDINGSHAN, China – May 1, 2013 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq: SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced that trial production at its recently leased coke production facility began on April 24, 2013. As previously announced, the 200,000 metric ton facility is being leased by Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) from Pingdingshan Hongfeng Coal Processing and Coking, Ltd., (“Hongfeng”), and is approximately 3 miles from Hongli’s current coking facility and rail yard. Hongli (along with its subsidiaries) conducts all of the Company’s business operations in China.

SinoCoking plans to improve both the efficiency of the coke ovens and the quality of the coke produced at this facility while gradually increasing production to full capacity. Coke by-products such as crude benzol, sulfur, sulfur ammonia and purified coal gas will be produced at the same time, thereby increasing the Company’s product portfolio.

SinoCoking’s Chairman and CEO, Mr. Jianhua Lv, noted, “Through operating the Hongfeng facility, we aim to gain and hone the skills needed to operate and manage its new type of coke ovens, which will be a valuable experience once our state-of-the-art coking facility is completed and becomes operational.”

Mr. Lv added, “We have received approval from local authorities to increase that facility’s designed annual production capacity from 900,000 metric tons to 1.2 million metric tons. Such increase, if implemented, would enable us to further expand our product offering by recapturing additional coke by-products for refinement into high value-added chemical products. This fits well with our business plan to focus on increasing our market share in China’s coal chemical industry which has been growing rapidly.”

Discussing recent developments in China, Mr. Lv concluded, “The recent steps taken by the central government to lift the one-year-old coal price control rule, coupled with record levels of coal imports, should give coal consumers more bargaining power when negotiating contracts with coal suppliers. Additionally, we believe that recent recovery of the steel and construction markets should positively affect coke and coke by-product prices going forward. We also believe that strategic decisions such as leasing the Hongfeng facility will put SinoCoking in a leadership position long into the future. We remain committed to implement our ambitious business plan to profitably grow our Company and in so doing, enhancing shareholder value.”

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangrui Coal Mining Co., Ltd., Baofeng Xingsheng Coal Mining Co., Ltd. and Baofeng Shunli Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:

SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati
sinocoking@sina.com	lcati@equityny.com / (212) 836-9611
www.sinocokingchina.com	www.theequitygroup.com

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